EXHIBIT 10



                             DIXIE YARNS, INC.

                           STOCK OWNERSHIP PLAN

PURPOSE: The Board of Directors believes that it is desirable and in the best interest of the Company to encourage ownership of Common Stock of the Company by the principal officers of the Company. It is believed that a substantial investment in the Company by such officers will encourage and enhance their incentive to manage the Company for the long term benefit of its shareholders. Accordingly, the Board of Directors adopts this Plan in order to carryout such goals.


GOAL: Every participant is encouraged to own that number of shares of Common Stock of the Company that represents in fair market value two (2)
times such participant's base salary   commencing on the first business day
three (3) years following (a) the date of adoption of this Plan, or (b) the first anniversary date of the adoption of this Plan occurring after a new participant is selected to participate in the Plan, whichever is applicable. For the purpose of such determination, fair market value shall be determined by the closing price of the Company's Common Stock as reported by NASD on the date of such determination, or if the Common Stock is not traded on such day, then the earliest day prior thereto when such stock trades (the "NASD Price".)

PARTICIPANTS: This Plan shall apply to the Chief Executive Officer, President, Chief Financial Officer, and all Corporate vice-presidents, and, such other persons as may be identified periodically from time to time hereafter by the Compensation Committee.

PURCHASE FROM COMPANY: In order to facilitate the acquisition of Common Stock of the Company, the Company will on the date of adoption of the Plan by the Board of Directors, or as soon thereafter as may be practical, or on the next anniversary date of the adoption of the Plan (an "Anniversary Date") that occurs following the selection of a new corporate officer eligible to participate in the Plan (the "Initial Subscription Offering Date") allow each participant to subscribe for shares of Common Stock up to but not to exceed that number of shares having a fair market value based upon the NASD Price on the Initial Subscription Offering Date equal to two
(2) times the participant's base salary.

Thereafter on the two (2) successive Anniversary Dates following the Initial Subscription Offering Date, a participant shall be allowed to subscribe for the purchase of additional shares of Common Stock having a fair market value equal to two (2) times the participant's base salary on such Anniversary Date less the dollar amount of any previous subscriptions. The purchase price of such shares shall be the NASD Price of the Common Stock on the applicable Anniversary Date of the offering.

Each subscription shall be automatically called for payment on the third Anniversary Date following the Initial Subscription Offering Date with respect to the participant.

DEATH OR DISABILITY: In the event of the death of a participant or the disability of a participant such that the participant shall no longer continue to be employed by the Company, all subscriptions outstanding shall become due and payable, if not earlier pursuant to their terms, six (6) months from the date of such participant's death or disability, as applicable.

TERMINATION OF EMPLOYMENT: In the event of the termination of employment of a participant for any reason other than death or disability, whether for or without cause, voluntary or involuntary, all subscriptions outstanding shall become due and payable, if not earlier pursuant to their terms, ten
(10) days from the participant's termination date.

ACQUISTION: In the event that the Company is acquired by another person, corporation or legal entity, whether by merger, consolidation, sale of assets, tender offer or other means, the Company shall have the right to immediately call all outstanding subscriptions for payment, at its sole option.

RESTRICTED STOCK: All shares of Common Stock purchased by a participant from the Company shall be restricted stock and shall be subject to the resale restrictions imposed by all applicable federal and state securities laws.

RULE 16B-3 REQUIREMENTS: The Board of Directors reserves the right to modify the Plan retroactively and/or submit the Plan to the Company's shareholders for approval should it determine that it is desirable to do so in order to meet the requirements of Rule 16b-3 of the Securities Exchange Act of 1934.

AUTHORITY TO MODIFY THE PLAN: The Company reserves the right to modify or terminate the Plan at all times, provided that the Company will not change the number of shares of Common Stock or the maturity date of any subscription agreement outstanding without such participant's consent.

COMPENSATION COMMITTEE AUTHORITY: The Board of Directors grants to the Compensation Committee the authority to administer the Plan and to make any changes in the Plan necessary or desirable in order to carry out the purposes of the Plan. Furthermore, the Compensation Committee shall have exclusive authority to interpret the Plan provisions and to waive or modify any requirement of the Plan or any terms of a subscription agreement issued to a participant in the Plan.



                    FORM OF STOCK SUBSCRIPTION AGREEMENT

                              DIXIE YARNS, INC.


The undersigned participant in the Stock Ownership Plan (the "Plan") adopted by the Board of Directors of Dixie Yarns, Inc. ("Dixie") on August 22, 1996, hereby subscribes for ________ shares of Common Stock of Dixie, par value of $3 per share, at a price of $4.875 per share (the "Shares"), a total purchase price of $__________ (the "Purchase Price").

The undersigned participant in the Plan hereby agrees that the Purchase Price for the Shares shall be due and payable on August 21, 1999, if not sooner in accordance with the Plan. The undersigned hereby acknowledges receipt of a copy of the Plan and confirms that the undersigned has read the Plan.

This subscription is subject to the terms and conditions of the Plan, including specifically the provisions of the Plan that provide for automatic call for payment of the Purchase Price and the optional call for payment of the Purchase Price before August 21, 1999.

All shares of Common Stock issued pursuant to this subscription may be restricted shares and subject to limitations and conditions of sale, including the holding of such shares for a minimum period of time.

Executed this ____ day of __________, 199__.


_____________________                           _____________________

     Participant                                       Witness

This subscription is accepted by Dixie Yarns, Inc. pursuant to the terms of the Stock Ownership Plan adopted by the Board of Directors on August 22, 1996.

Dixie Yarns, Inc.

By: _____________________

    Chairman and CEO